Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

May 31, 2022

Board of Directors ClearSign Technologies Corporation 8023 East 63rd Place, Suite 101 Tulsa, Oklahoma 74133
Re:	ClearSign Technologies Corporation – Registration Statement on Form S-3 (333-232402)

Ladies and Gentlemen:

We have acted as counsel to ClearSign Technologies Corporation, a Washington corporation (the “Company”), in connection with its filing of (i) a Registration Statement on Form S-3 (Registration No. 333-232402) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”), (ii) the base prospectus, dated as of July 12, 2019 (the “Base Prospectus”), included in the Registration Statement and (iii) the prospectus supplement, dated as of May 27, 2022 (the “Prospectus Supplement” and together with the Base Prospectus as supplemented from time to time by one or more prospectus supplements, the “Prospectus”), filed with the Commission on May 27, 2022 by the Company, pursuant to Rule 424 promulgated under the Act. The Prospectus relates to the public offering of an aggregate of 3,640,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value, which includes 546,000 additional shares (the “Additional Shares” and together with the Firm Shares, the “Public Securities”) of the Company’s common stock that may be issued upon the exercise of the underwriter’s over-allotment option.

The Shares are being sold pursuant to an underwriting agreement, dated as of May 27, 2022, between Newbridge Securities Corporation, as the underwriter, and the Company (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

The opinions expressed herein are limited solely to currently applicable federal securities laws of the United States and otherwise are based on our review of the Washington Business Corporation Act. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We assume the legal capacity of all natural persons, the genuineness of all signatures appearing on the documents examined by us, the authenticity and completeness of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, notarized, conformed or photostatic copies, or facsimiles. With respect to all matters of fact we have relied entirely upon the representations of the parties set forth in the documents we reviewed, and representations and certifications of officers of the Company we may obtain from the Company, and have assumed, with your permission and without independent inquiry or investigation, the accuracy of those representations and certificates.

When an opinion or other statement set forth herein is given to our knowledge, with reference to matters of which we are aware or that are known to us, or with a similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in this firm who have participated directly in the specific transactions to which this opinion letter relates.

Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion letter. We express no opinion as to the “blue sky” laws and regulations of any jurisdiction.

Based and relying upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and when issued against payment therefor pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP

MITCHELL SILBERBERG & KNUPP LLP